Exhibit 99.1

Bank of South Carolina Corporation
P.O. Box 538
Charleston, SC 29402

                          CONTACT:     William L. Hiott, Jr.
                          TELEPHONE:   (843) 724-1500
                          DATE:        January 22, 2009

                                                              FOR USE: IMMEDIATE

NEWS RELEASE
------------

FOR IMMEDIATE RELEASE

Bank of South Carolina Corporation Exceeds Forecast for 2008

Charleston, SC - The Board of Directors of Bank of South Carolina Corporation, (NASDAQ:BKSC) the parent company for The Bank of South Carolina, on January 22, 2009, announced earnings for the year ended December 31, 2008 of $2,939,297 or $.74 per share, a decrease of 23.28% over 2007 earnings of $3,831,244 or $.97 per share. Fourth quarter earnings of $783,863 or $.20 per share were down 12.31% from fourth quarter 2007 earnings of $893,906 or $.23 per share. Our returns on average assets and average equity were 1.28% and 11.10%, respectively, and compare with 2007 returns on average assets and average equity of 1.62% and 15.42%, respectively.

Hugh C. Lane, Jr., President of The Bank of South Carolina, stated, "We knew 2008 would be a challenge, but as the year unfolded our expectations were exceeded by the failure of major companies, a severe worldwide liquidity crisis, and the subsequent government bailouts. Despite this environment The Bank of South Carolina remained profitable, with earnings of $2,939,297, making 2008 the fourth best year in our bank's history and actually exceeded our earnings forecast. Our performance in 2008 was shaped by what we have done since the bank started 22 years ago; building a loyal customer base while maintaining strong capital, liquidity, earnings and asset quality. We enjoyed good loan and deposit growth in 2008 and concluded it was not necessary for our bank to receive money from the Troubled Asset Relief Program for the aforementioned reasons since it would have been punitive to our shareholders and served no benefit to the bank."

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community. It is also available on its website at www.banksc.com. Bank of South
                                                  --------------
Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol "BKSC". Market makers for the stock for Bank of South Carolina Corporation are: Alternate Display Facility, Archipelago Stock Exchange, Automated Trading Desk, Chicago Board Options Exchange, Citadel Derivative Group, LLC, Domestic Securities, Inc., Hill, Thompson, Magid and Company, Howe Barnes Investments, Hudson Securities, Inc., International Securities Exchange, Knight Equity Markets, LP, Merrill Lynch, Monroe Securities Inc., Morgan Keegan & Company, Inc., Nasdaq Execution Services, LLC, Sandler O'Neill & Partners, Scott & Stringfellow, Inc., Susquehanna Financial Group, LLLP, Susquehanna Financial Group and UBS Securities, LLC.

Bank of South Carolina
Corporation (BKSC)
Report of Earnings
------------------

                                                 December 31,       December 31,
                                                         2008               2007
Shares Outstanding
BKSC Common Stock                                   3,976,599          3,953,984

Book Value Per Share                            $        6.74      $        6.50

Total Assets                                    $ 243,665,930      $ 225,157,090

Quarter
-------
Ending
------

Net Income                                      $     783,863      $     893,906

Basic Earnings Per Share                        $         .20      $         .23

Diluted Earnings Per Share                      $         .20      $         .22

Weighted Average Shares
Outstanding Basic                                   3,976,246          3,953,889

Weighted Average Shares
Outstanding Diluted                                 3,975,997          3,975,395

Bank of South Carolina
Corporation (BKSC)
Report of Earnings
------------------

Year Ending
-----------

Net Income                                      $   2,939,297      $   3,831,244

Basic Earnings Per Share                        $         .74      $         .97

Diluted Earnings Per Share                      $         .74      $         .96

Weighted Average Shares
Outstanding Basic                                   3,966,193          3,943,067

Weighted Average Shares
Outstanding Diluted                                 3,977,714          3,971,349